Exhibit 10.7

AMENDMENT NO. 1
TO
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
OF
PATTERSON COMPANIES, INC.

Pursuant to the authority to amend the Amended and Restated Employee Stock Purchase Plan of Patterson Companies, Inc. (the "Plan") retained by the Board of Directors of Patterson Companies, Inc. (the "Company") as set forth in paragraph 20 of the Plan, the Plan is hereby amended in the following respect:
Paragraph 3, Eligibility, shall be amended by deleting subsection (a) and replacing it with the following:

a.
Any person who is an Employee as of the Offering Date of a given offering period and who has had Continuous Status as an Employee for three consecutive months shall be eligible to participate in such offering period under the Plan, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code. All eligible Employees who elect to participate in this Plan shall have the same rights and privileges except as provided in Subparagraph (b) below.

This amendment shall be effective as of September 12, 2016.

PATTERSON COMPANIES, INC.

By: ___/s/ Les Korsh_________________

Its: ___VP/General Counsel/Secretary______

Dated: _September 12, 2016__________